Exhibit 10.1

ICF INTERNATIONAL, INC.

RESTRICTED STOCK AWARD AGREEMENT

(Non-Employee Director Award)

This Restricted Stock Award Agreement (this “Agreement”) is by and between ICF International, Inc., a Delaware corporation (the “Corporation”), and Eileen O’Shea Auen (the “Participant”), a non-employee director of the Corporation, and is effective as of the closing of business on March 14, 2008 (the “Effective Date”).

1. Award of Restricted Stock. Subject to the provisions of the ICF International, Inc. 2006 Long-Term Equity Incentive Plan (the “Plan”) and this Agreement, the Corporation hereby grants to the Participant Fix Thousand Ninety Six (5,096) shares (the “Award”) of the Corporation’s Common Stock, par value $0.001 per share (the “Common Stock”), to which the restrictions referred to in Section 2 (the “Vesting Conditions”) attach (the “Restricted Stock”).

2. Vesting Conditions.

(a) Vesting Schedule. The Restricted Stock shall be initially unvested (the unvested shares of Restricted Stock are referred to in this Agreement as the “Unvested Shares”) and shall vest, if at all, as provided in this Section 2 over a three (3) year period measured from the Effective Date (the “Vesting Period”). Except as otherwise provided in Section 2(c) below, thirty-three and  1/3 percent (33 1/3%) of the Restricted Stock shall vest upon the date that is 366 days after the Effective Date, thirty-three and  1/3 percent (33 1/3%) of the Restricted Stock shall vest on the second anniversary of the Effective Date, and thirty-three and  1/3 percent (33 1/3%) of the Restricted Stock shall vest on the third anniversary of the Effective Date (each, a “Vesting Date”).

(b) Rounding. The number of shares of Restricted Stock vesting as of a particular Vesting Date shall be rounded down to the nearest whole share; provided, however, that all remaining Unvested Shares shall vest completely on the final Vesting Date.

(c) Other Vesting. Notwithstanding anything to the contrary contained in this Section 2, all of the Restricted Stock shall vest immediately upon the occurrence of a Change in Control (as defined in Section 8 hereof) of the Corporation at any time prior to the satisfaction of the Vesting Conditions.

3. Rights During Vesting Period. The Participant generally shall have the rights and privileges of a stockholder as to the Restricted Stock, including the right to receive cash dividends and the right to vote. However, notwithstanding any other provision hereof, the following restrictions shall apply to shares of Restricted Stock prior to satisfaction of the Vesting Conditions as to those shares: (a) the Participant shall not be entitled to delivery of a certificate for the Restricted Stock until the satisfaction of the Vesting Conditions; (b) none of the Restricted Stock may be sold, transferred (except by will or the laws of descent and distribution), assigned, pledged or otherwise encumbered or disposed of prior to satisfaction of the Vesting Conditions; and (c) except as otherwise expressly provided herein and in the Plan, the Participant shall forfeit and immediately transfer back to the Corporation without payment all of the Restricted Stock, and all rights of the Participant to such Restricted Stock shall terminate without further obligation on the part of the Corporation, if and when the Participant ceases to be a director of the Corporation prior to the satisfaction of the Vesting Conditions. As a condition of the Award, the Corporation may require the Participant to deliver to the Corporation a duly signed stock power, endorsed in blank, with respect to the shares of Common Stock subject to the Award.

4. Satisfaction of Vesting Conditions. Upon the satisfaction of the Vesting Conditions as to particular shares of Restricted Stock, the restrictions on the applicable number of shares of Restricted Stock shall terminate and a stock certificate for such number of shares of Common Stock shall be delivered, free and clear of all such restrictions, to the Participant or, subject to Section 5, the Participant’s beneficiary or estate, as the case may be, subject to the provisions of Sections 7 and 8(e). The Corporation shall not be required to deliver any fractional share of Common Stock, but will pay, in lieu thereof, the fair market value of such fractional share to the Participant or the Participant’s beneficiary or estate, as the case may be. The Corporation shall pay any original issue tax that may be due upon the issuance of the Restricted Stock and all other costs incurred by the Corporation in issuing such shares of Common Stock.

5. Nontransferability of Restricted Stock. The Restricted Stock is not transferrable by the Participant prior to the satisfaction of the Vesting Conditions except by will or the laws of descent and distribution. Without limiting the generality of the foregoing, prior to the expiration of the Vesting Conditions, the Award and Restricted Stock may not be sold, transferred except as aforesaid, assigned, pledged, or otherwise encumbered or disposed of, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted sale, transfer, pledge, assignment or other encumbrance or disposition of the Restricted Stock contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Restricted Stock, shall be null and void and without effect.

6. Reorganization or Liquidation of the Corporation. In the event the Corporation is succeeded by another corporation in a reorganization, which term includes a merger, consolidation, acquisition of all or substantially all of the assets or voting stock of the Corporation, or other extraordinary transaction with similar effect, the Participant shall be entitled to receive (subject to any required action by stockholders) such securities of the surviving or resulting corporation or other consideration as the board of directors of such corporation shall determine to be as nearly equivalent as practicable to the nearest whole number and class of shares of stock or other securities or other consideration to which the Participant would have been entitled under the terms of such reorganization (without adjustment for any fractional interest thereby eliminated), as if, immediately prior to such event, the Participant had been the holder of record of the number of shares of Common Stock which were then Restricted Stock without any restriction whatsoever. Any such shares of stock or other securities issued to the Participant in connection with any such reorganization shall, after any such reorganization, be deemed to be Restricted Stock for all purposes of this Agreement and the Plan.

7. Compliance with Securities Laws; Legend on Share Certificates.

(a) As of the Effective Date, the Restricted Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any applicable state securities laws (the Securities Act and such state laws being hereinafter sometimes referred to as the “Securities Laws”). The Restricted Stock shall not be transferrable except pursuant to the provisions of the Securities Laws. The Participant represents that the Participant (i) is acquiring the Restricted Stock for the Participant’s own account and not with a view to reselling, splitting, sharing or otherwise participating in a distribution thereof in violation of any Securities Laws, (ii) understands that the effect of such representation is that the Restricted Stock must be held indefinitely unless subsequently registered under the Securities Laws or an exemption from such registration is available at the time of any proposed sale or other transfer thereof, (iii) understands that the Corporation is under no obligation to register the Restricted Stock for resale, and (iv) is fully familiar with the circumstances under which the Participant is required to hold the Restricted Stock and the limitations upon transfer or other disposition thereof.

(b) The Participant agrees that each certificate for the Restricted Stock shall be stamped or otherwise imprinted with legends in substantially the following forms:

(i) The shares represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), or under the state securities or blue sky laws of any state. Such shares may not be sold or transferred except pursuant to an effective registration statement under the Act or an opinion of counsel satisfactory to the Corporation that such registration is not required.

(ii) The sale or other transfer of the shares represented hereby is subject to certain restrictions contained in a certain Restricted Stock Award Agreement by and between the registered owner and ICF International, Inc., as the same may be amended from time to time, to which reference is hereby made for a full statement of provisions thereof. A copy of said Agreement will be furnished to any stockholder on request and writing in without charge.

8. Change of Control. As used herein, a “Change in Control” of the Corporation means, and shall be deemed to have occurred upon, any of the following events:

(a) The acquisition by any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d) thereof) (other than persons acting in concert as of August 31, 2006 who, as of such date, beneficially owned more than twenty percent (20%) or more of the securities entitled to vote generally in the election of directors of the Corporation), of beneficial ownership (as defined in Rule

13d-3 of the General Rules and Regulations under the Exchange Act) of securities representing thirty-five percent (35%) or more of the securities entitled to vote generally in the election of directors of the Corporation, provided, however, that the following acquisitions shall not constitute a Change in Control for purposes of this subparagraph (a): (i) any acquisition directly from the Corporation; (ii) any acquisition by the Corporation or any of its Subsidiaries; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its Subsidiaries; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subparagraph (c) below; or

(b) Individuals who, as of August 31, 2006, constitute the board of directors of the Corporation (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board of directors of the Corporation; provided, however, that any individual who becomes a director of the Corporation subsequent to August 31, 2006 and whose election, or whose nomination for election by the Corporation’s stockholders, to the board of directors was either (i) approved by a vote of at least a majority of the directors then comprising the Incumbent Board or (ii) recommended by a nominating committee comprised entirely of directors who are then Incumbent Board members shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), other actual or threatened solicitation of proxies or consents or an actual or threatened tender offer; or

(c) Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case unless following such Business Combination, (i) all or substantially all of the persons who were the Beneficial Owners (“Beneficial Owners” having the meaning used in Rule 13d-3 promulgated under the Exchange Act), respectively, of the outstanding shares and outstanding securities entitled to voted generally in the election of directors immediately prior to such Business Combination own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Corporation, as the case may be, of the entity resulting from the Business Combination (including, without limitation, an entity which, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding securities entitled to vote generally in the election of directors (provided, however, that for purposes of this clause (i) any shares of common stock or such voting securities of such resulting entity received by such Beneficial Owners in such Business Combination other than as the result of such Beneficial Owners’ ownership of outstanding shares or such outstanding voting securities immediately prior to such Business Combination shall not be considered to be owned by such Beneficial Owners for the purposes of calculating their percentage of ownership of the outstanding common stock and voting power of the resulting entity); (ii) no person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such entity resulting from the Business Combination) beneficially owns, directly or indirectly, thirty-five percent (35%) or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of such entity resulting from the Business Combination unless such person owned thirty-five percent (35%) or more of the outstanding shares or outstanding securities entitled to vote generally in the election of directors immediately prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the board of directors, providing for such Business Combination; or

(d) Approval by the Corporation’s stockholders of a complete liquidation or dissolution of the Corporation.

For purposes of clause (c), any person who acquires outstanding securities entitled to vote generally in the election of directors of the entity resulting from the Business Combination by virtue of ownership, prior to such Business Combination, of such voting securities of both the Corporation and the entity or entities with which the Corporation is combined shall be treated as two persons after the Business Combination, who shall be treated as owning such outstanding voting securities of the entity resulting from the Business Combination by virtue of ownership, prior to such Business Combination of, respectively, such outstanding voting securities of the Corporation, and of the entity or entities with which the Corporation is combined.

9. Miscellaneous.

(a) Notices. Any notice hereunder shall be in writing, and delivered or sent by first-class U.S. mail, postage prepaid, addressed to:

(i)	if to the Corporation, at:

ICF International, Inc.

9300 Lee Highway

Fairfax, VA 22031

Attn: Chief Financial Officer

(ii)	if to the Participant, at the address shown on the signature page hereof,

subject to the right of either party, by written notice hereunder, to designate at any time hereafter some other address.

(b) Compliance with Law and Regulations. The Restricted Stock shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Notwithstanding any other provision of this Agreement, the restrictions on the Restricted Stock shall not terminate or expire if such termination or expiration would be contrary to applicable law.

(c) Section 83(b) Election. If the Participant elects, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended from time to time, or subsequent comparable statute (the “Code”), to recognize ordinary income in the year in which the Restricted Stock is awarded, the Participant shall furnish to the Corporation a copy of a completed and signed election form within thirty (30) days after the Effective Date.

(d) Corporation’s Rights. The existence of the Restricted Stock shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(e) Plan Governs. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by its terms, all of which are incorporated herein by reference. The Plan shall govern in the event of any conflict between this Agreement and the Plan.

(f) Choice of Law. This Agreement shall be construed in accordance with and be governed by the laws of the State of Delaware.

(g) Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Restricted Stock granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Restricted Stock granted hereunder shall be void and ineffective for all purposes.

(h) Amendment. This Agreement may be amended from time to time by the written mutual consent of the parties hereto.

(i) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and be binding upon the Participant and the Participant’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

(j) Impact on Other Benefits. The value of the Restricted Stock (either on the date hereof or at the time the Restricted Stock vests) shall not be includable as compensation or earnings for purposes of any benefit plan offered by the Corporation.

(k) Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(l) Counterparts. This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date.

ICF INTERNATIONAL, INC.

By:	/s/ Sudhakar Kesavan
Name:	Sudhakar Kesavan
Title:	President and Chief Executive Officer

PARTICIPANT:

/s/ Eileen O’Shea Auen
Eileen O’Shea Auen

Address for Notices: